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                                                                  EXHIBIT (j)(1)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 811-09379 of the LSA Variable Series Trust, on Form N-1A of our report dated February 7, 2003, incorporated by reference in the Statement of Additional Information for the year ended December 31, 2002 and to the references to us under the headings "Financial Highlights" in the prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DEOITTE & TOUCHE
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DELOITTE & TOUCHE

Chicago, Illinois
April 23, 2003